SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 21, 2005

                              --------------------

                                 VIRTGAME CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

          DELAWARE                     000-29800             33-0716247
(State or Other Jurisdiction of     (Commission File       (I.R.S. Employer
       Incorporation)                   Number)          Identification Number)

                          6969 CORTE SANTA FE, SUITE A
                           SAN DIEGO, CALIFORNIA 92121
                    (Address of principal executive offices)

                                 (858) 373-5001
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2005, we entered into an exclusive agreement to negotiate to be acquired by Mikohn Gaming Corporation, d/b/a Progressive Gaming International ("Mikohn"). The agreement provides that, until the earlier of March 31, 2005 or the date on which Mikohn notifies us that it is terminating all negotiations regarding a possible transaction, we will not solicit, discuss, negotiate or consider an acquisition by a party other than Mikohn.

The agreement further provides that if we do not enter into a definitive merger agreement with Mikohn, other than as a result of Mikohn's unwillingness to proceed on terms and conditions substantially similar to or more favorable than those set forth in Annex 1 to the agreement, and we consummate an alternate transaction with a third party within the next year, then we will become obligated to pay Mikohn a fee of $5,000,000 prior to and as a condition of the consummation of such transaction.

Notwithstanding the exclusivity agreement, neither VirtGame nor Mikohn is obligated to continue any discussions or negotiations regarding a possible transaction or to pursue or enter into any transaction or relationship of any nature with the other party.

The foregoing is only a summary of the exclusivity agreement, the full text of which is included as Exhibit 99.2 to this report.

ITEM 8.01 OTHER EVENTS.

On January 23, 2005, we issued a press release announcing that we had we entered into the agreement described in Item 1.01 above. We expect to finalize the definitive agreement within the next seven to ten days. The transaction will require regulatory approval, and approval by our shareholders. The transaction is expected to close in the second quarter of fiscal 2005.

Copies of the press release and exclusivity agreement are attached as Exhibits
99.1 and 99.2, respectively.

ADDITIONAL INFORMATION

Subject to the completion of definitive agreements, Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a prospectus of Mikohn, a proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, if and when available, and other documents filed by Mikohn and VirtGame at the Securities and Exchange Commission's web site at www.sec.gov. The prospectus/proxy statement and such other documents may be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 6969 Corte Santa Fe, Ste. A, San Diego, California 92121, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from Mikohn by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Investor Relations. A description of any interests that VirtGame's or Mikohn's directors and executive officers have in the proposed merger will be available in the prospectus/proxy statement.

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FORWARD LOOKING STATEMENTS

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding expectations for the acquisition of VirtGame, the anticipated value of the proposed transaction, expectations for utilization of the VirtGame technology following the completion of a transaction and the ability of that technology to allow casinos to increase their gaming revenues, the expected integration of the VirtGame technology into the Mikohn's existing and planned products, intentions regarding the operation of VirtGame's sports wagering business, other activities expected to occur as a result of the transaction and the financial and operational impact of the acquisition. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that definitive documentation for the transaction may not be completed when expected, or at all, the risk that the acquisition transaction may not be completed in the second quarter of fiscal 2005, or at all, risks related to the integration of VirtGame's technology with Mikohn's existing and planned products, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by stockholders of VirtGame, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------
99.1               Press release dated January 23, 2005
99.2               Exclusivity Agreement between Mikohn Gaming Corporation and
                   VirtGame Corp.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIRTGAME CORP.

Date:  January 25, 2005                /s/ Arnaldo Galassi
                                       -----------------------------------------
                                       Arnaldo Galassi, Chief Financial Officer

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                                  Exhibit Index

EXHIBIT NUMBER     DESCRIPTION
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99.1               Press release dated January 23, 2005
99.2               Exclusivity Agreement between Mikohn Gaming Corporation and
                   VirtGame Corp.